January 24, 2018 EXHIBIT 99.3 Fourth Quarter and Full Year 2017 Investor Presentation

2 Safe harbor statement When used in filings by LegacyTexas Financial Group, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the "Tax Cuts and Jobs Act" (the "TCJA") on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. FOURTH QUARTER AND FY 2017

3 Today’s presenters FOURTH QUARTER AND FY 2017 Kevin Hanigan President and Chief Executive Officer • CEO and President of LegacyTexas Financial Group, Inc. • Former Chairman and Chief Executive Officer of Highlands Bancshares in 2010 • Former Chairman and Chief Executive Officer of Guaranty Bank in 2009 • 37+ years of Texas banking experience Mays Davenport Executive Vice President, Chief Financial Officer • Former Executive Vice President at LegacyTexas Bank • Senior management experience for retail branch, treasury management, human resources, marketing, mortgage, and wealth advisory functions • Certified Public Accountant, former national accounting and tax advisory firm experience • 25+ years of Texas banking experience

4 • Net income for full year 2017 of $89.5 million, core (non-GAAP) net income for full year 2017 of $101.9 million • In 2017, loans held for investment4 grew $584.0 million, and deposits grew $402.2 million • GAAP efficiency ratio improved to 45.17% , compared to 46.79% for full year 2016 Full Year 2017 Results • Net income for Q4 2017 of $14.7 million, core (non-GAAP) net income for Q4 2017 of $28.2 million3 • Basic earnings per share for Q4 2017 was $0.31, $0.60 on a core (non-GAAP) basis3 • Average loans held for investment4 for Q4 2017 grew $208.6 million from Q3 2017, leading to a seven basis point increase in the net interest margin to 3.78% North Texas Focused • #1 deposit market share among all banks in affluent Collin County • #2 deposit market share among Dallas-based banks1 in the attractive DFW market, which is home to 22 companies on the 2017 Fortune 500 list • DFW hosts a diverse business environment across a broad set of industries, with 42% of employment in the service-providing sector and less than 1% in oil and gas2 Income Tax Reform Key franchise highlights - Q4 2017 • Net income for Q4 2017 included a $13.5 million increase in income tax expense related to the Tax Cuts and Jobs Act • Estimated effective tax rate for 2018 is 20% • In 2018, all full-time employees whose salary is under $100,000 will receive a $1,000 bonus. Also we are increasing our minimum wage to $15 from $11 per hour for all non- commission-based employees Source: Company Documents 1 Includes banks headquartered in the Dallas-Fort Worth-Arlington MSA 2 Represents latest available data from the Bureau of Labor Statistics for the Dallas-Fort Worth-Arlington, TX MSA (i.e., data as of Q2 2017) 3 See the section labeled "Supplemental Information - Non-GAAP Financial Measures" 4 Excludes Warehouse Purchase Program loans and loans held for sale FOURTH QUARTER AND FY 2017 – FRANCHISE HIGHLIGHTS Q4 2017 Results

5 Fourth quarter highlights ($ in millions except for per share data) Quarter ended December 31, 2016 September 30, 2017 December 31, 2017 Linked Q ∆ YOY ∆ Selected balance sheet data Gross loans held for investment1 $ 6,065.4 $ 6,617.9 $ 6,649.5 0.5% 9.6 % Total deposits 6,365.5 6,760.4 6,767.7 0.1% 6.3 % Non-interest-bearing demand deposits 1,384.0 1,529.1 1,635.6 7.0% 18.2 % Selected profitability data Net income $ 25.3 $ 28.7 $ 14.7 (48.9)% (42.1)% Core net income2 25.3 28.5 28.2 (1.1)% 11.3 % Basic EPS 0.54 0.61 0.31 (49.2)% (42.6)% Core EPS2 0.55 0.61 0.60 (1.6)% 9.1 % NIM 3.68% 3.71% 3.78% 7bps 10bps Core return on average equity2 11.50% 12.11% 11.69% (3.5)% 1.7 % Core return on average assets2 1.20% 1.28% 1.27% (0.8)% 5.8 % Core efficiency ratio2 45.79% 44.37% 46.74% 5.3% 2.1 % Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ FOURTH QUARTER AND FY 2017 – QUARTERLY HIGHLIGHTS

6 Full year 2017 highlights ($ in millions except for per share data) Year ended December 31, 2016 December 31, 2017 YOY ∆ Selected balance sheet data Gross loans held for investment1 $ 6,065.4 $ 6,649.5 9.6 % Total deposits 6,365.5 6,767.7 6.3 % Non-interest-bearing demand deposits 1,384.0 1,635.6 18.2 % Selected profitability data Net income $ 97.8 $ 89.5 (8.5)% Core net income2 96.2 101.9 5.9 % Basic EPS 2.11 1.91 (9.5)% Core EPS2 2.08 2.19 5.3 % NIM 3.79% 3.81% 2bps Core return on average equity2 11.34% 10.96% (3.4)% Core return on average assets2 1.22% 1.18% (3.3)% Core efficiency ratio2 47.30% 45.38% (4.1)% Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ FOURTH QUARTER AND FY 2017 – FULL YEAR HIGHLIGHTS

7 Originated loans Acquired from LegacyTexas Group, Inc. 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y $1,691 $2,050 $2,634 $3,667 $6,065 $6,649 $1,400 Gross loans held for investment1 at Q4 2017 grew $31.6 million from Q3 2017, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. 45.4% 23.5% 8.0% 4.2% 18.2% 0.7% ($ in millions) Commercially focused loan portfolio Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 Represents balance acquired on January 1, 2015 As of December 31, 20171 Total Loans HFI1 FOURTH QUARTER AND FY 2017 – BALANCE SHEET Commercial RE C&I (ex-energy) Energy C&D Consumer RE Other Consumer 2 $5,067 Quarterly yield on loans held for investment1: 4.94%

8 • Reserve-based energy portfolio at December 31, 2017 consisted of 51% crude oil reserves and 49% natural gas reserves • At December 31, 2017, 53 reserve-based borrowers and 2 midstream borrowers • $364 million, or 67%, of our outstanding energy loans are backed by private equity firms with significant capital invested and additional equity commitments available Permian Bakken Eagle Ford Ark-La-Tex Mid-Con Energy lending Source: Company documents for loans managed by Energy Finance group R: 000 G: 048 B: 135 R: 111 G: 162 B: 135 FOURTH QUARTER AND FY 2017 – ENERGY LENDING Geographic Concentration of Reserves Texas Panhandle Marcellus Gulf of Mexico Central/Southern Louisiana Other 18% 9% 4% 10% 11%7% 10% 2% 5% 24%

9 65%4% 31% Source: Company documents for loans managed by Energy Finance group • Reserve-based loans are almost exclusively first liens, with only a $5 million commitment to a 2nd lien facility at December 31, 2017 • No unsecured commitments/exposure Energy lending R: 000 G: 048 B: 135 R: 111 G: 162 B: 135 FOURTH QUARTER AND FY 2017 – ENERGY LENDING Outstanding loan balances and related loan loss reserves ($ in millions) Energy reserves $19.2 $18.7 $24.6 $18.4 $20.7 2016 Q4 2017 Q1 2017 Q2 2017 Q3 2017 Q4 $527.2 $504.0 $515.5 $526.8 $531.7 $39.0 $43.1 $30.4 $27.8 $15.4 3.4% 3.4% 4.5% 3.3% 3.8% Midstream Reserve-based Reserve % SNC Breakout of Reserve-Based Energy Loans Non-LTXB LTXB led SNC Direct and Other Led SNC Participations

10 Collateral Mix of Houston Portfolio • Continued low LTV in Houston CRE portfolio - 63% for entire Houston portfolio, 69% for energy corridor only • Low loan price per square foot - energy corridor ranges $56-$126 with average of $92 • Only one Houston area loss since the 2003 inception of CRE lending in Houston, totaling only $34 thousand 36% 25% 38% 1% Office Retail Multifamily Other Commercial Real Estate- Houston Source: Company Documents FOURTH QUARTER AND FY 2017 – BALANCE SHEET $ in thousands except % data Total Houston CRE Portfolio Energy Corridor (all office) Remainder Houston Portfolio Balance at December 31, 2017 $ 467,005 $ 83,471 $ 383,534 % of Houston CRE Portfolio 18% 82% Weighted Average Debt Service Coverage 1.52X 1.42X 1.54X Weighted Average Yield on Debt 10.55% 9.74% 10.75%

11 Originated Deposits Acquired from LegacyTexas Group, Inc1 Non-interest-bearing demand deposits as a percent of total deposits Total deposits at December 31, 2017 increased by $7.3 million from September 30, 2017, which included growth of $139.7 million and $106.6 million in interest-bearing demand and non-interest-bearing demand deposits, respectively. Core funded, low cost deposit base Source: Company Documents 1 Represents balance acquired on January 1, 2015 ($ in millions) Total Deposits FOURTH QUARTER AND FY 2017 – BALANCE SHEET As of December 31, 2017 24.2% 15.2% 40.4% 20.2% Non-interest bearing-demand Interest-bearing demand Savings and money market Time $5,227 Deposit Cost 0.54% 0.43% 0.34% 0.29% 0.43% 0.64% 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y $2,178 $2,265 $2,658 $3,599 $6,365 $6,768 $1,628 16.4% 18.2% 18.6% 22.4% 21.7% 24.2%

12 Solid net interest income growth • Net interest income for Q4 2017 increased $1.2 million from Q3 2017 and increased $6.1 million from Q4 2016. • The net interest margin for the fourth quarter of 2017 was 3.78%, a seven basis point increase from the third quarter of 2017 and a ten basis point increase from the fourth quarter of 2016. Source: Company Documents Net interest income and NIM R: 000 G: 048 B: 135 R: 111 G: 162 B: 135 FOURTH QUARTER AND FY 2017 – INCOME STATEMENT Net interest income ($mm) NIM 2014Y 2015Y 2016Y 2017Y 2016 Q4 2017 Q4 $133 $241 $282 $311 $74 $80 3.78% 4.00% 3.79% 3.81% 3.68% 3.78%

13 Net interest income Core non-interest income Core non-interest expense Core efficiency ratio 2015Y 2016Y 2017Y 2016 Q4 2017 Q4 $241 $282 $311 $74 $80$45 $48 $42 $12 $7 $150 $156 $160 $40 $41 52.5% 47.3% 45.4% 45.8% 46.7% Disciplined expense management FOURTH QUARTER AND FY 2017 – INCOME STATEMENT ($ in millions) Note: Core (non-GAAP) non-interest income, non-interest expense and efficiency ratio are adjusted for the impact of infrequent or non- recurring items. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this presentation. Efficiency ratio increased to 46.74% (both GAAP and core) for Q4 2017, compared to a GAAP efficiency ratio of 44.19% and a core efficiency ratio of 44.37% for Q3 2017. On a linked-quarter basis, non-interest income decreased by $5.3 million, primarily due to a $3.9 million write-down on a foreclosed property, while non-interest expense increased by $413,000.

14 2016 Q4 2017 Q1 2017 Q2 2017 Q3 2017 Q4 $60.2 $40.9 $36.4 $30.8 $24.4 $22.7 $23.3 $19.5 $32.7 $28.0 $67.6 $150.5 $75.3 $139.5 $74.4 $130.3 $76.6 $140.1 $69.8 $122.2 Asset quality Source: Company documents 1 Held for investment, excluding Warehouse Purchase Program loans NCOs / average loans HFI¹ Non-Performing Loans R: 000 G: 048 B: 135 R: 111 G: 162 B: 135 FOURTH QUARTER AND FY 2017 – ASSET QUALITY Total non-performing loans increased by $17.5 million from Q3 2017, with only $11.8 million, or 12%, of total NPLs past due at December 31, 2017, while total classified assets decreased by $17.9 million for the same period. Total Classified Assets (including foreclosed assets) 2013Y 2014Y 2015Y 2016Y 2017Y 0.10% 0.02% 0.09% 0.14% 0.53% Oil and Gas Corporate Healthcare All Other Loans Finance Portfolios ($ in millions) ($ in millions) 2016 Q4 2017 Q1 2017 Q2 2017 Q3 2017 Q4 $111.4 $107.4 $99.2 $76.9 $94.4

15 Prudent capital management Source: Company documents 1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ 2 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve TCE / TA1 Tier 1 common risk-based2 Tier 1 leverage2 FOURTH QUARTER AND FY 2017 – CAPITAL 2013Y 2014Y 2015Y 2016Y 2017Y 14.7% 13.0% 8.3% 8.6% 8.8% 2013Y 2014Y 2015Y 2016Y 2017Y 18.2% 15.1% 9.6% 9.1% 9.4% 2013Y 2014Y 2015Y 2016Y 2017Y 15.7% 13.9% 9.5% 8.7% 9.2%

16 Key investment highlights One of the largest independent Texas financial services companies built upon a strong customer focus and a long history of serving Texans Commercially focused loan growth and disciplined expense management Growth balanced with disciplined underwriting and risk management Capital ratios remain strong; provides dry powder for robust organic growth FOURTH QUARTER AND FY 2017 – INVESTMENT HIGHLIGHTS

17 Looking ahead Expand our Texas footprint and solidify our deep-rooted culture Focus on growth – organically and through selective acquisitions Diversify income sources Prudent and focused expense management Maintain asset quality Strategic capital deployment FOURTH QUARTER AND FY 2017 – LOOKING AHEAD

18 Manifesto We believe in our customers. Their goals. Their dreams. Their ambitions for tomorrow. And since 1952, we’ve been doing whatever it takes to support them as they advance in business and in life. We are responsive, accountable, trusted, experts at what we do. And we listen. Because we believe that true understanding is the first step toward bold, meaningful results. Fueled by an independent spirit, inspired by the ingenuity of our customers and grounded by the values of our community, we are a family like no other. We are LegacyTexas. FOURTH QUARTER AND FY 2017 – OUR VISION

Appendix

Supplemental Information – Non-GAAP Financial Measures (unaudited)

Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (net of tax):

	At or For the Quarter Ended				
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands, except per share amounts)				
GAAP net income available to common shareholders [1]	$ 14,613	$ 28,617	$ 27,837	$ 18,111	$ 25,174
Distributed and undistributed earnings to participating securities [1]	47	92	98	79	131
(Gain) loss on one-time tax adjustments[2]	13,493	–	–	–	–
(Gain) loss on sale of branch locations and land	–	(237)	–	(847)	–
Core (non-GAAP) net income	$ 28,153	$ 28,472	$ 27,935	$ 17,343	$ 25,305
Average shares for basic earnings per share	46,729,160	46,664,233	46,596,467	46,453,658	46,346,053
GAAP basic earnings per share	$ 0.31	$ 0.61	$ 0.60	$ 0.39	$ 0.54
Core (non-GAAP) basic earnings per share	0.60	0.61	0.60	0.37	0.55
Average shares for diluted earnings per share	47,290,308	47,158,729	47,005,554	47,060,306	46,873,215
GAAP diluted earnings per share	$ 0.31	$ 0.61	$ 0.59	$ 0.38	$ 0.54
Core (non-GAAP) diluted earnings per share	0.60	0.60	0.59	0.37	0.54

	At or For the Year Ended December 31,				
	2017	2016	2015	2014	2013
GAAP net income available to common shareholders [1]	$ 89,176	$ 97,324	$ 70,382	$ 30,942	$ 31,294
Distributed and undistributed earnings to participating securities [1]	318	497	534	336	394
(Gain) loss on one-time tax Adjustments[2]	13,493	–	–	–	–
Merger and acquisition costs	–	–	1,009	7,071	431
Net (gain) on sale of insurance subsidiary operations	–	(39)	–	–	–
(Gain) loss on sale of branch locations and land	(1,084)	(2,529)	(190)	–	–
Loss on sale of FHA loan portfolio	–	969	–	–	–
Valuation adjustment on mortgage servicing rights	–	–	121	–	–
One-time payroll and severance costs	–	–	–	234	436
Core (non-GAAP) net income	$ 101,903	$ 96,222	$ 71,856	$ 38,583	$ 32,555
Average shares for basic earnings per share	46,611,780	46,184,074	45,847,284	37,919,065	37,589,548
GAAP basic earnings per share	$ 1.91	$ 2.11	$ 1.54	$ 0.82	$ 0.83
Core (non-GAAP) basic earnings per share	2.19	2.08	1.57	1.02	0.87
Average shares for diluted earnings per share	47,138,518	46,484,967	46,125,447	38,162,094	37,744,786
GAAP diluted earnings per share	$ 1.89	$ 2.09	$ 1.53	$ 0.81	$ 0.83
Core (non-GAAP) diluted earnings per share	2.16	2.07	1.56	1.01	0.86

[1] Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2] This one-time income tax expense adjustment consists of an adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

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LegacyTexas Financial Group, Inc.™

21 Supplemental Information – Non-GAAP Financial Measures (unaudited) At or For the Quarter Ended December 31, 2017 September 30, 2017 June 30, 2017 March 31, 2017 December 31, 2016 (Dollars in thousands, except per share amounts) Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax): GAAP non-interest income $ 6,901 $ 12,226 $ 12,325 $ 12,130 $ 12,277 (Gain) loss on sale of branch locations and land — (365) — (1,304) — Core (non-GAAP) non-interest income $ 6,901 $ 11,861 $ 12,325 $ 10,826 $ 12,277 Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax): GAAP efficiency ratio: Non-interest expense $ 40,708 $ 40,295 $ 39,589 $ 39,752 $ 39,548 Net interest income plus non-interest income 87,100 91,190 88,045 88,678 86,361 Efficiency ratio- GAAP basis 46.74% 44.19% 44.96% 44.83% 45.79% Core (non-GAAP) efficiency ratio: GAAP non-interest expense $ 40,708 $ 40,295 $ 39,589 $ 39,752 $ 39,548 Net interest income plus core (non-GAAP) non-interest income 87,100 90,825 88,045 87,374 86,361 Efficiency ratio- core (non-GAAP) basis 46.74% 44.37% 44.96% 45.50% 45.79%

22 Supplemental Information – Non-GAAP Financial Measures (unaudited) At or For the Year Ended December 31, 2017 2016 2015 Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Expense (gross of tax): GAAP non-interest income $ 43,582 $ 51,931 $ 44,815 Net (gain) on sale of insurance subsidiary operations — (1,181) — (Gain) loss on sale of branch locations and land (1,669) (3,891) (293) Loss on sale of FHA loan portfolio — 1,491 — Valuation adjustment on mortgage servicing rights — — 186 Core (non-GAAP) non-interest income $ 41,913 $ 48,350 $ 44,708 GAAP non-interest expense $ 160,344 $ 156,377 $ 151,555 Merger and acquisition costs — — (1,553) Core (non-GAAP) non-interest expense $ 160,344 $ 156,377 $ 150,002 Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax): Net interest income $ 311,431 $ 282,269 $ 241,077 GAAP efficiency ratio: Non-interest expense $ 160,344 $ 156,377 $ 151,555 Net interest income plus non-interest income 355,013 334,200 285,892 Efficiency ratio- GAAP basis 45.17% 46.79% 53.01% Core (non-GAAP) efficiency ratio: Core (non-GAAP) non-interest expense $ 160,344 $ 156,377 $ 150,002 Net interest income plus core (non-GAAP) non-interest income 353,344 330,619 285,785 Efficiency ratio- core (non-GAAP) basis 45.38% 47.30% 52.49%

23 Supplemental Information – Non-GAAP Financial Measures (unaudited) Calculation of Tangible Book Value and Tangible Equity to Tangible Assets: At or For the Quarter Ended December 31, 2017 September 30, 2017 June 30, 2017 March 31, 2017 Calculation of Tangible Book Value per share: (Dollars in thousands, except per share amounts) Total shareholders' equity $ 959,874 $ 950,092 $ 925,283 $ 899,917 Less: Goodwill (178,559) (178,559) (178,559) (178,559) Less: Identifiable intangible assets, net (402) (463) (524) (585) Total tangible shareholders' equity $ 780,913 $ 771,070 $ 746,200 $ 720,773 Shares outstanding at end of period 48,117,390 48,040,059 48,009,379 47,940,133 Book value per share- GAAP $ 19.95 $ 19.78 $ 19.27 $ 18.77 Tangible book value per share- Non-GAAP 16.23 16.05 15.54 15.03 Calculation of Tangible Equity to Tangible Assets: Total assets $ 9,086,196 $ 9,068,612 $ 8,970,375 $ 8,436,542 Less: Goodwill (178,559) (178,559) (178,559) (178,559) Less: Identifiable intangible assets, net (402) (463) (524) (585) Total tangible assets $ 8,907,235 $ 8,889,590 $ 8,791,292 $ 8,257,398 Equity to assets- GAAP 10.56% 10.48% 10.31% 10.67% Tangible equity to tangible assets- Non-GAAP 8.77% 8.67% 8.49% 8.73% At or For the Year Ended December 31, 2016 2015 2014 2013 Calculation of Tangible Book Value per share: Total shareholders' equity $ 885,365 $ 804,076 $ 568,223 $ 544,460 Less: Goodwill (178,559) (180,776) (29,650) (29,650) Less: Identifiable intangible assets, net (665) (1,030) (813) (1,239) Total tangible shareholders' equity $ 706,141 $ 622,270 $ 537,760 $ 513,571 Shares outstanding at end of period 47,876,198 47,645,826 40,014,851 39,938,816 Book value per share- GAAP $ 18.49 $ 16.88 $ 14.20 $ 13.63 Tangible book value per share- Non-GAAP 14.75 13.06 13.44 12.86 Calculation of Tangible Equity to Tangible Assets: Total assets $ 8,362,255 $ 7,691,940 $ 4,164,114 $ 3,525,232 Less: Goodwill (178,559) (180,776) (29,650) (29,650) Less: Identifiable intangible assets, net (665) (1,030) (813) (1,239) Total tangible assets $ 8,183,031 $ 7,510,134 $ 4,133,651 $ 3,494,343 Equity to assets- GAAP 10.59% 10.45% 13.65% 15.44% Tangible equity to tangible assets- Non-GAAP 8.63% 8.29% 13.01% 14.70%

24 Supplemental Information – Non-GAAP Financial Measures (unaudited) At or For the Quarter Ended December 31, 2017 September 30, 2017 June 30, 2017 March 31, 2017 December 31, 2016 (Dollars in thousands, except per share amounts) Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) Net income $ 14,660 $ 28,709 $ 27,935 $ 18,190 $ 25,305 Core (non-GAAP) net income 28,153 28,472 27,935 17,343 25,305 Average total equity 963,512 940,606 914,564 900,118 880,250 Average total assets 8,865,517 8,889,914 8,491,696 8,172,072 8,445,209 Return on average common shareholders' equity 6.09% 12.21% 12.22% 8.08% 11.50% Core (non-GAAP) return on average common shareholders' equity 11.69 12.11 12.22 7.71 11.50 Return on average assets 0.66 1.29 1.32 0.89 1.20 Core (non-GAAP) return on average assets 1.27 1.28 1.32 0.85 1.20